As filed with the Securities and Exchange Commission on October 29, 1999
                                                     Registration No. 333-
-----------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                  WORLDS INC.
             (Exact name of registrant as specified in its charter)


             New Jersey                                    221848316
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                      Identification Number)

                                 15 UNION WHARF
                                BOSTON, MA 02190
                    (Address of principal executive offices)

               1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

                                       AND

                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

                                  THOMAS KIDRIN
                      President and Chief Executive Officer
                                   Worlds Inc.
                                 15 Union Wharf
                                Boston, MA 02190
                                 (617) 725-8900
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800

                                          CALCULATION OF REGISTRATION FEE

                                            Proposed        Proposed
                                            maximum         maximum
Title of Securities        Amount to be   offering price   aggregate         Amount of
to be registered            registered      per share     offering price   registration fee
=========================  ============= =============== ================  ================
Common stock issuable
upon exercise of options
granted and outstanding
under the 1997 Incentive
and Non-Qualified Stock
Option  Plan ("1997
Plan")                       889,500     $   1.61(1)    $ 1,432,095.00    $   398.12

Common stock issuable
upon exercise of options
that may be granted
under the 1997 Plan        2,035,500     $ 3.4375(2)    $ 6,997,031.25    $ 1,945.18

Common stock issuable
upon exercise of options
granted and outstanding
under other employee
benefit plans ("Benefit
Plans")                      590,000              (3)   $ 2,253,000.00(4) $   626.33
                                                                           ----------
                                                     TOTAL                 $ 2,969.63
=========================  ============= =============== ================  ================




(1) Represents the weighted average exercise price payable for the shares issuable upon exercise of outstanding options granted under the 1997 Plan, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) Represents the average of the bid and asked prices of our common stock on October 25, 1999, as reported by the OTC Bulletin Board, pursuant to Rule 457(c) promulgated under the Securities Act.

(3) The exercise prices payable for the shares of common stock issuable upon exercise of outstanding options granted pursuant to Benefit Plans are as follows: $1.00 (40,000 shares); $2.46 (300,000 shares); $4.00
         (150,000 shares); $7.50 (50,000 shares); $10.00 (50,000 shares).

(4) The proposed maximum aggregate offering price is the sum of the exercise prices of the options granted and outstanding under the Benefit Plans as of October 29, 1999, in accordance with Rule 457(h) promulgated under the Securities Act.



                              ---------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the registration statement will become effective upon filing with the Securities and Exchange Commission.

         In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers additional securities to be offered or issued in connection with terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, dividends or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information *

Item 2.            Registrant Information and Plan Annual Information*












 * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents previously filed by us with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated by reference in this registration statement:

          (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

          (2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

          (3) Quarterly Report on Form 10-QSB (as amended) for the quarter ended June 30, 1999; and

          (4) The description of the common stock contained in Registrant's Form SB-2 Registration Statement filed with the Commission on April 6, 1998 (Commission File No. 333-49453).

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modified or replaces such statement.

Item 4.           Description of Securities.

         The common stock is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes the registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article VI of the registrant's by-laws extends such indemnities to the full extent permitted by New Jersey law.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         Exhibit
           No.      Description
         -----      -----------
          4.1       1997 Incentive and Non-Qualified Stock Option Plan.

          4.2 Form of Employee Incentive/Non-Incentive Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.3 Form of Consultant Non-Incentive Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.4 Form of Director Non-Incentive Autogrant Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.5 Form of Community Leader Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.6       Benefit Plan form for employees.

          4.7       Benefit Plan form for consultants.

          4.8       Benefit Plan form for non-employee directors.

          4.9       Schedule of option grants under Benefit Plans.

          5.1       Opinion of Graubard Mollen & Miller.

          23.1      Consent of BDO Seidman, LLP.

          23.2      Consent of Graubard Mollen & Miller (included in Exhibit
                    5.1).

          24.1 Powers of Attorney (included on the signature page to this registration statement).

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 29th day of October, 1999.

                                                WORLDS INC.


                                                By: /s/ Thomas Kidrin
                                                   ------------------
                                                    Thomas Kidrin
                                                    President and Chief
                                                    Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Kidrin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Steven Chrust          Chairman of the Board                October 29, 1999
-----------------
Steven Chrust

/s/ Thomas Kidrin          President, Chief Executive Officer,  October 29, 1999
-----------------          Secretary, Treasurer (Principal
Thomas Kidrin              Accounting Officer) and Director

/s/ Kenneth A. Locker      Director                             October 29, 1999
---------------------
Kenneth A. Locker

/s/ Michael J. Scharf      Director                             October 29, 1999
---------------------
Michael J. Scharf

                                  EXHIBIT INDEX


         Exhibit
           No.      Description
         -----      -----------
          4.1       1997 Incentive and Non-Qualified Stock Option Plan.

          4.2 Form of Employee Incentive/Non-Incentive Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.3 Form of Consultant Non-Incentive Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.4 Form of Director Non-Incentive Autogrant Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.5 Form of Community Leader Stock Option Agreement under the 1997 Incentive and Non-Qualified Stock Option Plan.

          4.6       Benefit Plan form for employees.

          4.7       Benefit Plan form for consultants.

          4.8       Benefit Plan form for non-employee directors.

          4.9       Schedule of option grants under Benefit Plans.

          5.1       Opinion of Graubard Mollen & Miller.

          23.1      Consent of BDO Seidman, LLP.

          23.2      Consent of Graubard Mollen & Miller (included in Exhibit
                    5.1).

          24.1 Powers of Attorney (included on the signature page to this registration statement).